CONSULTANT AGREEMENT

THIS CONSULTANT AGREEMENT ("Agreement"), is made and entered into as of October 3, 2005, by and between NuCon, Inc., a Nevada corporation ("Company"), and Peter Goerke ("Consultant"), with reference to the following:

WHEREAS, Company wishes to employ Consultant to serve as First Vice President/Secretary of the Company to provide services to the Company as set forth herein; and

WHEREAS, Consultant wishes to provide such services under the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual promises, conditions and covenants set forth herein, the parties do hereby mutually agree as follows:

1. Services of Consultant. Company hereby employs Consultant to assist in promotion, administration, financial and strategic planning, client relations attracting client companies engaged in all manner and kind of nuclear energy endeavors and matters related thereto for the Company and to perform such other similar work as Company may from time to time designate.

2. Term. The initial term of this Agreement (the "Term") shall be three (3) years commencing on November 1, 2005 and expiring on October 31, 2008, unless sooner terminated as hereinafter provided. This Agreement between the Consultant and Company, shall be automatically renewed for successive three (3) year terms unless notice of termination is given 60 days prior to the expiration of the Term.

3. Base Salary. In consideration of Consultant's agreement to render services hereunder, Company shall pay to Consultant the salary ("Base Salary") $72,000 per year, payable in equal monthly installments of $6,000 each less all amounts required to be withheld in accordance with applicable law.

4. Benefits.

(a) During the Term, Consultant shall be entitled to health insurance and other benefits (including, without limitation, bonuses, vacation and sick leave) as are made available to officers of the Company.

(b) Company shall reimburse Consultant for all reasonable expenses incurred by consuitant in performing services on behalf of Company. Company shall withhold and pay any social insurance payments required to be paid on Consultant's behalf.

(c) During the Term, Consultant shall be entitled to a leased automobile provided by the Company at no cost to Employee for use in connection with Employee's employment.

5. Devotion of Time. Consultant shall devote such time and attention to Company as shall be necessary to adequately perform his duties asherein provided. Consultant may engage in other activities so long assuch other activities or ventures do not materially interfere with his duties under this Agreement.

6. Termination by Company. In the event that Company terminates this Agreement for any reason other than cause, Company shall continue to pay Consusltant the Base Salary when otherwise due the additional period of the Term of this Agreement. On the death of Employee, or Employer's termination of this Agreement, this Agreement shall terminate and be of no further force and effect and no additional payment hereunder will be due or paid.

7. Assignment. Without the prior written consent of the other party, neither  Company nor Consultant may assign or transfer this Agreement or all or any part of its rights hereunder to any person, firm or corporation. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

8. Notices. Any notice, demand or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if sent by personal delivery, recognized overnight courier, registered or certified mail, postage and charges prepaid, or facsimile (followed within one business day by a hard copy sent by any other approved notice method) to the parties at the addresses set forth below their signatures to this Agreement, upon the earlier of (a) the third business day after such notice, demand or communication was sent or (b) receipt by such party.

9. Arbitration. In the event of any dispute, claim or controversy between the parties arising out of or in any way relating to this Agreement, such dispute, claim or controversy shall be resolved by and through an arbitration proceeding before a single arbitrator in Los Angeies, Caiifornia, pursuant to the cornmerciai arbitration ruies of the American Arbitration Association. Both the foregoing agreement of the parties to arbitrate any and all such claims, and the results, determination, finding, judgment andlor award rendered through such arbitration, shall be final and binding on the parties hereto and may be specifically enforced by legal proceedings. Any and all legal proceedings to enforce this Agreement, including any action to compel arbitration hereunder or to enforce any award or judgment rendered thereby, shall be governed in accordance with Section 11.

10. Attorneys' Fees. In the event of any arbitration, litigation or other legal proceedings between the parties hereto, including any action to compel arbitration hereunder or to enforce any award or judgment rendered thereby, the nonprevailing party shall pay the expenses, including reasonable attorneys' fees and court costs, of the prevailing party in connection therewith.

Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. Subject to the provisions of Section 9 hereof, any suit brought hereon shall be brought in the state or federal courts sitting in Los Angeles, California, the parties hereto hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personarn jurisdiction over it and consents to service of process in any manner prescribed in Section 8 or in any other manner authorized by California law. This Agreement sets forth the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and replaces any and all prior agreements and understandings, whether written or oral, relating in any way to the subject matter of this Agreement. Section and paragraph headings of this Agreement are inserted solely for convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof. No waiver of any breach of any provision of this Agreement shall be construed to be a waiver of any proceeding or succeeding breach of the same or any other provision. All rights and the remedies of either party hereunder shall be cumulative and the exercise or enforcement of any one or more of them shall not preclude any party from exercising any of the others or any right or remedy allowed by law.

Indemnification. To the fullest extent permitted by law, Company shall indemnify, defend and hold harmless Consultant from and against any and all costs, expenses, losses, claims, damages, obligations or liabilities (including actual attorneys' fees and expenses) arising out of or relating to any acts, or omissions to act, made by Consultant on behalf of or in the course of performing services for Company. To the extent a change in applicable law permits greater indemnification than is now afforded, it is the intent of the parties hereto that Consultant shall enjoy the greater benefits afforded by such change. If any claim, action, suit or proceeding is brought, or claim relating thereto is made, against Consultant with respect to which indemnity may be sought against Company pursuant to this Section, Consultant shall notify Company in writing thereof, and Company shall promptly advance to Consultant the costs of the defense thereof, including, without limitation, the cost of counsel selected by Consultant. In addition, the Company shall as soon as practical hereafter obtain and maintain oflicers and directors liability insurance in an amount of not less than $ 1,000.000.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.